EXHIBIT 99.1

 News Release             News Release             News Release            News



[LOGO OF AMERICAN EXPRESS COMPANY]

CONTACTS:    Media:  Robert Glick                       Michael O'Neill
                     212-640-1041                       212-640-5951
                     robert.a.glick@aexp.com            mike.o'neill@aexp.com

Investors/Analysts:  Gabriella Fitzgerald               Ron Stovall
                     212-640-5711                       212-640-5574
                     gabriella.p.fitzgerald@aexp.com    ronald.stovall@aexp.com

FOR IMMEDIATE RELEASE

------------------------------------------------------------------------------------------------------------------------------------

            EARNINGS PER SHARE FROM CONTINUING OPERATIONS RISE 27%
               NET REVENUES UP 13% ON RECORD CARDMEMBER SPENDING


                     (Millions, except per share amounts)

                                                       Quarters Ended      Percentage            Year Ended      Percentage
                                                        December 31,        Inc/(Dec)           December 31,      Inc/(Dec)
                                                        ------------        ---------           ------------      ---------
                                                      2006          2005                      2006         2005
                                                      ----          ----                      ----         ----
   Net Revenues                                    $ 7,208       $ 6,380       13%        $ 27,136      $24,068      13%

   Income From Continuing Operations               $   925       $   751       23%        $  3,729      $ 3,221      16%
   (Loss)/Income From Discontinued Operations      $    (3)      $    (6)     (50%)       $    (22)     $   513       #
   Net Income                                      $   922       $   745       24%        $  3,707      $ 3,734      (1)%

   Earnings Per Common Share - Basic:
      Income From Continuing Operations            $  0.77       $  0.61       26%        $   3.08      $  2.61      18%
      (Loss)/Income From Discontinued Operations
                                                     $   -       $ (0.01)       #         $  (0.02)     $  0.42       #
      Net Income                                   $  0.77       $  0.60       28%        $   3.06      $  3.03       1%

   Earnings Per Common Share - Diluted:
      Income From Continuing Operations            $  0.76       $  0.60       27%        $   3.01      $  2.56      18%
      (Loss)/Income From Discontinued Operations
                                                   $ (0.01)      $ (0.01)       -%        $  (0.02)     $  0.41       #
      Net Income                                   $  0.75       $  0.59       27%        $   2.99      $  2.97       1%

   Average Common Shares Outstanding
      Basic                                          1,196         1,232       (3%)          1,212        1,233      (2%)
      Diluted                                        1,224         1,258       (3%)          1,238        1,258      (2%)

   Return on Average Total Shareholders' Equity*
                                                      34.7%          25.4%                    34.7%        25.4%
------------------------------------------------------------------------------------------------------------------------------------

* Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

# Denotes a variance of more than 100%.

         New York - January 22, 2007 - AMERICAN EXPRESS COMPANY today reported fourth quarter income from continuing operations of $925 million, up 23 percent from $751 million a year ago. Diluted earnings per share from continuing operations were $0.76, up 27 percent from $0.60.
         Including expenses from discontinued operations (primarily businesses sold in previous quarters), net income for the fourth quarter totaled $922 million, up 24 percent from $745 million a year ago and $0.75 per share (diluted), up 27 percent from $0.59.
         The Company's return on equity (ROE) was 34.7 percent, up from 25.4 percent a year ago, reflective of the higher ROE potential of the business following the Ameriprise spin-off.
         Consolidated net revenues rose 13 percent to $7.2 billion, up from $6.4 billion a year ago.
         Consolidated expenses totaled $6.0 billion, up 10 percent from $5.4 billion a year ago.
         "Our strong revenue and earnings this quarter were driven by record cardmember spending during the holiday shopping season and continued growth in our loan portfolio," said Kenneth I. Chenault, chairman and chief executive.
         "Overall credit quality was excellent and key indicators improved from a year ago when we saw a spike in bankruptcy related write-offs.
         "We continued a multi-year program of aggressive business building initiatives that helped us add 1.5 million cards during the quarter and deliver broad-based revenue growth that was again at the top of the industry."
         For the full year, the Company reported income from continuing operations of $3.7 billion, up 16 percent from $3.2 billion a year ago. Diluted earnings per share from continuing operations rose to $3.01, up 18 percent from $2.56 a year ago. Net income was $3.7 billion, which was level with the previous year. Earnings per share on a diluted basis increased to $2.99, up 1 percent from $2.97.

         The fourth quarter results included a $68 million ($42 million after-tax) gain related to the rebalancing of an investment portfolio that lengthened average maturities in order to better match the expected future redemptions of outstanding Travelers Cheques and Gift Card products.

         Included in the quarter's results were $64 million ($42 million after-tax) of reengineering costs related primarily to restructuring initiatives throughout the Company. Year ago reengineering costs totaled $65 million ($42 million after-tax).

         The fourth quarter provision for losses rose 10 percent, reflecting higher loan volumes, offset in part by a lower level of bankruptcy-related write-offs compared to the year ago period.

         The fourth quarter's tax rate reflects benefits totaling $52 million that relate principally to certain foreign losses and the finalization of state tax returns. The year ago quarter included a $60 million tax benefit, primarily related to the finalization of state tax returns.


     DISCONTINUED OPERATIONS
         Discontinued operations for the quarter reflected an expense of $3 million, primarily related to the sale of the Brazilian banking business which was sold in the second quarter of 2006. The year ago period reflected a loss from discontinued operations of $6 million.

SEGMENT RESULTS
         THE FOLLOWING DISCUSSION OF FOURTH QUARTER RESULTS PRESENTS ALL SEGMENTS ON A GAAP BASIS.

         U.S. CARD SERVICES reported fourth quarter net income of $535 million, up 29 percent from $414 million a year ago. Total net revenues for the fourth quarter increased 18 percent to $3.8 billion, reflecting higher spending and borrowing by consumers and small businesses. Net finance charge revenue increased 51 percent, reflecting substantial owned loan volume growth and a higher yield. Securitization income increased 18 percent, primarily reflecting the benefits of reduced write-offs in 2006. Net revenues also included the previously mentioned gain in connection with the rebalancing of the investment portfolio within the Travelers Cheque business.
         Total expenses increased 13 percent. Human resources and other operating expenses increased 17 percent, reflecting in part higher interest expense, reengineering costs, professional services and technology costs. Marketing, promotion, rewards and cardmember services expenses increased 13 percent, reflecting increased marketing and promotion, business-building activities and greater volume-related rewards costs. Provision for losses increased 3 percent. The impact of higher loan volumes was offset in part by the decline in write-offs from 2005 which included a high level of bankruptcy filings associated with new legislation in the U.S.
         For the full year 2006, U.S. Card Services reported net income of $2.3 billion, up 25 percent from $1.8 billion a year ago.

         INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES reported fourth quarter net income of $231 million, down 1 percent from $233 million a year ago.
         Total net revenues for the fourth quarter increased 6 percent over the year ago period to $2.4 billion, reflecting strong growth in corporate and international consumer Cardmember spending and borrowing. These increases were partially offset by the impact of card-related operations sold in Brazil, Malaysia and Indonesia earlier in 2006. Travel revenues were essentially unchanged from a year ago.
         Fourth quarter expenses increased 8 percent over the year ago period to $2.2 billion. The increase reflected a higher provision for losses and benefits that was driven by strong increases in volume growth and higher cost of funds related to investment certificates sold through American Express Bank. The increase also reflected a rise in marketing, promotion, rewards and cardmember services and human resources and other operating expenses. The tax provision for the quarter includes benefits related to certain foreign losses.
         For the full year 2006, International Card & Global Commercial Services reported net income of $885 million, down 2 percent from $899 million a year ago.

         GLOBAL NETWORK & MERCHANT SERVICES reported fourth quarter net income of $201 million, up 21 percent from $166 million a year ago.
         Total net revenues for the fourth quarter increased 20 percent to $869 million. The increase reflects continued strong growth in merchant-related revenue primarily resulting from higher company-wide billed business.
         Spending on Global Network Services cards increased 67 percent from year ago levels and cards-in-force increased 39 percent, reflecting growth from bank partnerships, as well as the completion in 2006 of independent operator agreements in Brazil, Malaysia and Indonesia.
         Total expenses increased 21 percent from year ago levels to $572 million, reflecting a 26 percent increase in human resources and other operating expenses, partially offset by an 11 percent decrease in brand-related marketing and promotion expenses.
         For the full year 2006, Global Network & Merchant Services reported net income of $779 million, up 36 percent from $573 million a year ago.

         CORPORATE & OTHER reported fourth quarter net expenses of $42 million, compared with net expenses of $62 million a year ago. Net expenses for 2006 were $212 million compared with $67 million a year ago, reflecting certain tax benefits in 2005.

                                      ***

              American Express Company (www.americanexpress.com) is a leading global payments, network, travel, and banking company founded in 1850.

              Note: The 2006 Fourth Quarter Earnings Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss fourth quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (EST) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***

     THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $300 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS OTHER REPORTS FILED WITH THE SEC.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K dated April 5, 2006 filed with the Securities and Exchange Commission.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME

(Millions)

                                                     Quarters Ended                               Years Ended
                                                       December 31,                               December 31,
                                                 ------------------------    Percentage     ------------------------   Percentage
                                                    2006          2005        Inc/(Dec)        2006          2005       Inc/(Dec)
                                                 ----------    ----------    ----------     ----------    ----------   ----------
Net revenues
  Discount revenue                               $    3,458    $    3,096            12%    $   12,978    $   11,489           13%
  Cardmember lending finance charge revenue,
    net of interest                                     990           703            41          3,457         2,580           34
  Net card fees                                         479           518            (8)         1,994         2,033           (2)
  Travel commissions and fees                           450           435             3          1,778         1,780            -
  Other commissions and fees                            654           630             4          2,555         2,375            8
  Securitization income, net                            347           295            18          1,489         1,260           18
  Other investment and interest income,
    net of interest                                     265           279            (5)         1,078         1,055            2
  Other                                                 565           424            33          1,807         1,496           21
                                                 ----------    ----------                   ----------    ----------
    Total                                             7,208         6,380            13         27,136        24,068           13
                                                 ----------    ----------                   ----------    ----------
Expenses
  Marketing, promotion, rewards
    and cardmember services                           1,734         1,581            10          6,516         5,841           12
  Human resources                                     1,336         1,177            14          5,065         4,829            5
  Provision for losses and benefits:
      Charge card                                       277           290            (4)           935         1,038          (10)
      Cardmember lending                                484           415            17          1,623         1,349           20
      Investment certificates and other                 130           108            20            529           386           37
                                                 ----------    ----------                   ----------    ----------
        Total                                           891           813            10          3,087         2,773           11
  Professional services                                 807           714            13          2,710         2,308           17
  Occupancy and equipment                               405           390             4          1,491         1,428            4
  Interest                                              338           249            36          1,236           920           34
  Communications                                        116           115             1            449           457           (2)
  Other                                                 358           382            (6)         1,254         1,264           (1)
                                                 ----------    ----------                   ----------    ----------
    Total                                             5,985         5,421            10         21,808        19,820           10
                                                 ----------    ----------                   ----------    ----------
Pretax income from continuing operations              1,223           959            28          5,328         4,248           25
Income tax provision                                    298           208            43          1,599         1,027           56
                                                 ----------    ----------                   ----------    ----------
Income from continuing operations                       925           751            23          3,729         3,221           16
(Loss)/Income from discontinued operations,
  net of tax                                             (3)           (6)          (50)           (22)          513            #
                                                 ----------    ----------                   ----------    ----------
Net income                                       $      922    $      745            24     $    3,707    $    3,734           (1)
                                                 ==========    ==========                   ==========    ==========

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS

(Billions)

                                                      December 31,    December 31,
                                                          2006           2005
                                                     -------------   -------------
Assets
  Cash and cash equivalents                          $           8   $           7
  Accounts receivable                                           39              35
  Investments                                                   21              21
  Loans                                                         50              41
  Other assets                                                  10              10
                                                     -------------   -------------
    Total assets                                     $         128   $         114
                                                     =============   =============

Liabilities and Shareholders' Equity
  Short-term debt                                    $          15   $          16
  Long-term debt                                                43              31
  Other liabilities                                             59              56
                                                     -------------   -------------
    Total liabilities                                          117             103
                                                     -------------   -------------

  Shareholders' equity                                          11              11
                                                     -------------   -------------
    Total liabilities and shareholders' equity       $         128   $         114
                                                     =============   =============

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY

(Millions)

                                                     Quarters Ended                               Years Ended
                                                       December 31,                               December 31,
                                                 ------------------------    Percentage     ------------------------   Percentage
                                                    2006          2005        Inc/(Dec)        2006          2005       Inc/(Dec)
                                                 ----------    ----------    ----------     ----------    ----------   ----------
NET REVENUES
  U.S. Card Services                             $    3,756    $    3,181            18%    $   13,955    $   11,978           17%
  International Card & Global Commercial
    Services                                          2,433         2,299             6          9,464         8,905            6
  Global Network & Merchant Services                    869           725            20          3,161         2,747           15
                                                 ----------    ----------                   ----------    ----------
                                                      7,058         6,205            14         26,580        23,630           12
  Corporate & Other,
    including adjustments and eliminations              150           175           (14)           556           438           27
                                                 ----------    ----------                   ----------    ----------

CONSOLIDATED NET REVENUES                        $    7,208    $    6,380            13     $   27,136    $   24,068           13
                                                 ==========    ==========                   ==========    ==========

PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS
  U.S. Card Services                             $      770    $      538            43     $    3,305    $    2,571           29
  International Card & Global Commercial
    Services                                            262           290           (10)         1,148         1,093            5
  Global Network & Merchant Services                    297           252            18          1,188           882           35
                                                 ----------    ----------                   ----------    ----------
                                                      1,329         1,080            23          5,641         4,546           24
  Corporate & Other                                    (106)         (121)          (12)          (313)         (298)           5
                                                 ----------    ----------                   ----------    ----------

PRETAX INCOME FROM CONTINUING OPERATIONS         $    1,223    $      959            28     $    5,328    $    4,248           25
                                                 ==========    ==========                   ==========    ==========

NET INCOME (LOSS)
  U.S. Card Services                             $      535    $      414            29     $    2,277    $    1,816           25
  International Card & Global Commercial
    Services                                            231           233            (1)           885           899           (2)
  Global Network & Merchant Services                    201           166            21            779           573           36
                                                 ----------    ----------                   ----------    ----------
                                                        967           813            19          3,941         3,288           20
  Corporate & Other                                     (42)          (62)          (32)          (212)          (67)           #
                                                 ----------    ----------                   ----------    ----------
  Income from continuing operations                     925           751            23          3,729         3,221           16
  (Loss)/Income from discontinued operations,
    net of tax                                           (3)           (6)          (50)           (22)          513            #
                                                 ----------    ----------                   ----------    ----------

NET INCOME                                       $      922    $      745            24     $    3,707    $    3,734           (1)
                                                 ==========    ==========                   ==========    ==========

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)

                                                     Quarters Ended                               Years Ended
                                                       December 31,                               December 31,
                                                 ------------------------    Percentage     ------------------------   Percentage
                                                    2006          2005        Inc/(Dec)        2006          2005       Inc/(Dec)
                                                 ----------    ----------    ----------     ----------    ----------   ----------
EARNINGS PER COMMON SHARE

BASIC
  Income from continuing operations              $     0.77    $     0.61            26%    $     3.08    $     2.61           18%
  (Loss)/Income from discontinued
    operations                                            -         (0.01)            #          (0.02)         0.42            #
                                                 ----------    ----------                   ----------    ----------
  Net income                                     $     0.77    $     0.60            28%    $     3.06    $     3.03            1%
                                                 ==========    ==========                   ==========    ==========

  Average common shares outstanding
    (millions)                                        1,196         1,232            (3)%        1,212         1,233           (2)%
                                                 ==========    ==========                   ==========    ==========

DILUTED
  Income from continuing operations              $     0.76    $     0.60            27%    $     3.01    $     2.56           18%
  (Loss)/Income from discontinued
    operations                                        (0.01)        (0.01)            -          (0.02)         0.41            #
                                                 ----------    ----------                   ----------    ----------
  Net income                                     $     0.75    $     0.59            27%    $     2.99    $     2.97            1%
                                                 ==========    ==========                   ==========    ==========

  Average common shares outstanding
    (millions)                                        1,224         1,258            (3)%        1,238         1,258           (2)%
                                                 ==========    ==========                   ==========    ==========

Cash dividends declared per common share         $     0.15    $     0.12            25%    $     0.57    $     0.48           19%
                                                 ==========    ==========                   ==========    ==========

                       SELECTED STATISTICAL INFORMATION

                                                     Quarters Ended                               Years Ended
                                                       December 31,                               December 31,
                                                 ------------------------    Percentage     ------------------------   Percentage
                                                    2006          2005        Inc/(Dec)        2006          2005       Inc/(Dec)
                                                 ----------    ----------    ----------     ----------    ----------   ----------
Return on average total shareholders' equity (A)       34.7%         25.4%                        34.7%         25.4%
Common shares outstanding (millions)                  1,199         1,241            (3)%        1,199         1,241           (3)%
Book value per common share                      $     8.76    $     8.50             3%    $     8.76    $     8.50            3%
Shareholders' equity (billions)                  $     10.5    $     10.5             -%    $     10.5    $     10.5            -%

# - Denotes a variance of more than 100%.

(A) Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with GAAP.

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